EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in Registration Statement No. 333-158561 on Form S-3, in Registration Statements Nos. 333-140617, 333-136659, 333-46345 and 333-86487 on Forms S-4 and in Registration Statements Nos. 33-75444, 33-75442, 33-84398, 33-85624, 333-16719, 333-57171, 333-102544, 333-105307 and 333-116132 on Forms S-8 and the related Prospectuses, of our reports dated February 23, 2010, relating to the consolidated financial statements of Sterling Bancshares, Inc. and subsidiaries, and the effectiveness of Sterling Bancshares Inc.’s internal control over financial reporting, appearing in this Annual Report on Form 10-K of Sterling Bancshares, Inc. and subsidiaries for the year ended December 31, 2009.

Houston, Texas

February 23, 2010